Exhibit 10.34

                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT ("Sublease") is made and entered into by and between ZERO STAGE CAPITAL, INC., a California corporation ("Sublessor") and KERYX BIOPHARMACEUTICALS, INC., a Delaware corporation ("Sublessee").

                                    RECITALS

     A. Reference is made to that certain Lease Agreement, dated as of June 28, 1991, as amended by Amendment No. 1 to Agreement to Lease dated March 31, 1994, Amendment No. 2 to Agreement to Lease dated April 7, 1994, Amendment No. 3 to Agreement to Lease dated July 31, 1996, Amendment No. 4 to Agreement to Lease dated January 12, 1998 and Fifth Amendment to Lease dated as of November 21, 2000 (as amended, the "Lease"), whereby Sublessor leases from Riverfront Office Park Joint Venture, predecessor in interest to NOP Riverfront LLC ("Landlord"), a portion of the seventeenth (17th) floor comprising approximately 8,605 rentable square feet contained in the building ("Building") known and numbered as 101 Main Street, Cambridge, Massachusetts ("Leased Premises") more particularly described in Exhibit "A" attached hereto and incorporated herein by reference. The Lease is incorporated herein by this reference in accordance with
Section 9 hereof. Terms capitalized in this Sublease and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

     B. Sublessee desires to sublease a portion of the Leased Premises from Sublessor.

     C. The Lease provides that Sublessor shall not sublet the whole or any part of the Leased Premises without first obtaining the consent of Landlord.

                                    AGREEMENT

     Subject to the terms and conditions and in consideration of the mutual covenants contained in this Sublease, the parties mutually agree as follows:

     1. Leased Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor a portion of the Leased Premises located on the seventeenth (17th) floor comprising approximately 2,915 rentable square feet, more particularly described in Exhibit "B" attached hereto and incorporated herein by reference ("Subleased Premises") together with the right to use in common, those roadways, walkways, elevators, hallways, stairways necessary for access to that portion of the Building occupied by the Subleased Premises.
Sublessee shall not make any alteration to the Subleased Premises without Sublessor's prior written consent, not to be unreasonably withheld, conditioned or delayed, and the Landlord's consent to the extent required under the Lease; except that Sublessee may make non-structural decorative changes to the Subleased Premises without Sublessor's consent, provided however, that in the event Landlord objects to such changes, Sublessee will immediately remove such changes and restore the Subleased Premises to their original condition.

     The Subleased Premises shall be taken "As Is" by Sublessee provided however that Sublessor shall be responsible for demising the Subleased Premises from the remainder of the Leased Premises ("Sublessor's Work") prior to the Commencement Date as hereinafter defined.

     2. Term. The term of this Sublease ("Sublease Term") shall commence on the date of July 1, 2001 ("Commencement Date"), and shall continue through and terminate on April 30, 2003 unless otherwise terminated as provided herein.
Sublessor shall use commercially reasonable efforts to deliver the Subleased Premises to Sublessee on or before the Commencement Date; provided, however, if for any reason Sublessor does not deliver full possession of the Subleased Premises to Sublessee on the Commencement Date, or if Sublessor has not completed demising the Subleased Premises from the remainder of the Leased Premises as certified by Sublessor's architect, Sublessor shall not be subject to any liability for such failure, and the validity of the Sublease shall not be impaired, but rent shall abate until delivery of full possession. In the event Sublessor has not received Landlord's Consent pursuant to Section 12 of this Sublease on or before July 15, 2001, Sublessee shall have the right to terminate the Sublease upon prior written notice to Sublessor. In the event full possession of the Subleased Premises with the Sublessor's Work completed, is not delivered to Sublessee on or before August 15, 2001, Sublessee shall have the right to terminate the Sublease upon prior written notice to Sublessor.

     Sublessee shall be allowed reasonable early access to the Subleased Premises prior to the Commencement Date in order to assess the capabilities of the voice, data and furniture systems located within the Subleased Premises. Sublessee and its agents, contractors or representatives shall not interfere with the completion of Sublessor's construction of the demising walls. In the event that any of Sublessee's activities in the Subleased Premises prior to the Commencement Date interfere with Sublessor's construction of the demising walls, Sublessee shall immediately cease such activity after verbal notice from Sublessor or its agents.

     Sublessee agrees to assume all risk of loss or damage to any machinery, equipment, fixtures, and other personal property installed or brought onto the Subleased Premises by Sublessee and agrees to indemnify, defend, and hold Sublessor harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Subleased Premises and any death or personal injury to any person or persons arising out of Sublessee's activities on the Subleased Premises, unless any of the foregoing, damage, liability, death, or personal injury was caused by the negligence or willful misconduct of Sublessor and/or Sublessor's agents, employees and contractors.

     3. Rent. Sublessee shall pay to Sublessor as rent, without deduction, set off, notice, or demand, at the notice address herein, or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the sum of $12,024.38 per month based upon a rental rate of $49.50 per rentable square foot per annum, in advance of the first day of each month of the Sublease Term ("Base Rent"). If the Sublease Term begins or ends on a day other than the first or last day of a month, the rent for such month shall be prorated on a daily basis.

     Additional Tax Rent. The proportionate share of all real estate taxes imposed against the Building and the Land, to be paid by Sublessor to Landlord under Paragraph 6.2 and


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

6.4 of the Lease, for the fiscal year 2001, shall hereinafter be referred to as the "Tax Expense Base Year". If, with respect to any fiscal year during the Sublease Term after the Tax Expense Base Year, the aggregate amount of Sublessor's proportionate share of real estate taxes paid by Sublessor to Landlord exceeds the Tax Expense Base Year, Sublessee shall pay to Sublessor as "Additional Tax Rent" thirty-four percent (34%) of such excess. Sublessee's obligation under this Additional Tax Rent provision shall be pro-rated for partial fiscal years at the end of the Sublease Term.

     Additional Operating Rent. The proportionate share of all costs and expenses incurred by Landlord in the operation and maintenance of the Building and the Land, to be paid by Sublessor to Landlord under Paragraph 6.3 and 6.4 of the Lease, for the calendar year 2001, shall hereinafter be referred to as the "Operating Expense Base Year". If, with respect to any calendar year during the Sublease Term after the Operating Expense Base Year, the aggregate amount of Sublessor's proportionate share of real estate taxes paid by Sublessor to Landlord exceeds the Operating Expense Base Year, Sublessee shall pay to Sublessor as "Additional Operating Rent" thirty-four percent (34%) of such excess. Sublessee's obligation under this Additional Operating Rent provision shall be pro-rated for partial calendar years at the end of the Sublease Term.

     Electricity. Sublessee shall also pay to Sublessor all costs for the furnishing of electricity to the Subleased Premises ("Additional Electrical Rent" and together with Additional Operating Rent and Additional Tax Rent, "Additional Rent"). Additional Rent shall be paid by Sublessee to Sublessor in the same manner as Base Rent.

     4. Furniture. Sublessor shall lease to Sublessee at no charge for the duration of the Sublease Term any furniture contained within the Subleased Premises as of the date of execution of this Sublease which is listed on Exhibit C attached hereto ("Furniture"). The Furniture will be delivered in its as-is condition and Sublessee will, promptly, upon termination of the Sublease Term, deliver possession of the Furniture to Sublessor in the same condition as received, ordinary wear and tear excepted.

     5. Use. Sublessee shall occupy and use the Subleased Premises only as delineated in paragraph 5 of the Lease and for no other purpose. Sublessee shall fully comply with all provisions of the Lease including, without limitation, the rules and regulations under the Lease, and any and all laws, statutes, ordinances, orders, regulations and requirements of all federal, state and local governmental, public or quasi-public authorities, whether now or later in effect, which may be applicable to or in any way affect the Subleased Premises or any part thereof.

     6. Condition of Leased Premises. Sublessee agrees to accept the Subleased Premises in an "AS IS", broom clean, condition, subject to Sublessor completing the Sublessor's Work.

     7. Parking Spaces. Sublessee shall be entitled to the use of three (3) parking spaces and shall pay to Sublessor the current market rate for such spaces, which rate is currently $200.00 per month.


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

     8. Security Deposit. Concurrently with Sublessee's execution of this Sublease, Sublessee shall deposit with Sublessor the sum of $12,024.38, which is an amount equal to one month's rent of the monthly rental payable under the Sublease, to be held by Sublessor as security for the payment by Sublessee of the rent and for the faithful performance of all the terms, conditions and covenants of this Sublease. If Sublessee defaults in the performance of any provision of this Sublease, following the expiration of any applicable notice and cure period, Sublessor may, but shall not be required to, use such deposit, or so much thereof as is necessary, in payment of any rent in default or any expense, damage, loss or liability suffered by Sublessor by reason of Sublessee's default. In such event, Sublessee shall within five (5) days after written demand from Sublessor, deposit with Sublessor a sufficient amount in cash to restore such deposit to its original amount. Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor's rights hereunder shall be in addition to all its other rights and remedies. The security deposit shall not be considered an advanced payment of rent or a measure of Sublessor's damages in case of default by Sublessee and if claims of Sublessor exceed the deposit, Sublessee shall remain liable for the balance of such claims. If Sublessee is not in default hereunder at the expiration of the Term, the security deposit or any balance thereof shall be returned to Sublessee (or, at Sublessor's option, to the last assignee of Sublessee's interest) at the expiration of the Sublease Term and after Sublessee has vacated the Subleased Premises. Sublessor shall not be required to keep the security deposit separate from its general funds and Sublessee shall not be entitled to interest on such deposit. Sublessee shall not assign or encumber or attempt to assign or encumber the deposit except that Sublessee may assign such deposit in the event of a permitted assignment of this Sublease.

     9. Lease. Except to the extent not otherwise inconsistent with the agreements and understandings expressed in this Sublease or applicable only to the original parties to the Lease, the terms, provisions, covenants and conditions of the Lease (excluding Sections 4.1 through 4.6, inclusive, 19, second paragraph of Section 24, 27.3, Exhibit C and D of the Lease) are hereby incorporated herein by reference on the following understandings:

     (a) The term "Landlord" as used therein shall refer to Sublessor hereunder, its successors and assigns, and the term "Tenant" as used therein shall refer to Sublessee hereunder, its successors and permitted assigns.

     (b) In any case where the Landlord reserves the right to enter the Premises, said right shall inure to the benefit of the Landlord as well as to the Sublessor.

     (c) Each party hereto represents and warrants that it will (i) perform and comply with the terms, provisions, covenants and conditions of the Lease; and
(ii) not do or suffer or permit anything to be done which would result in a default under or cause the Lease to be terminated or forfeited.

     (d) Sublessee by this Sublease assumes Sublessor's obligations to observe and perform all of the terms, covenants, conditions and agreements to be performed or observed during the Sublease Term on the part of Sublessor under the Lease with respect to the Subleased Premises except as otherwise specifically provided in this Sublease.

     (e) Sublessee shall not have the right to (i) assign, pledge, hypothecate or otherwise transfer, by operation of law or otherwise, this Sublease or any interest herein; or (ii) sublease the Subleased Premises or any part thereof without Sublessor's consent, such consent not to be unreasonably withheld or delayed, subject to the provisions of Article 14 of the Lease. Any attempted assignment, transfer or sublease shall be void and of no effect. Notwithstanding the foregoing, subject to the provisions of Article 14 of the Lease Sublessee shall have the right to assign the Sublease or sublease the Subleased Premises, without the consent of Sublessor, if such assignment or sublease is made in accordance with Section 14.3 of the Lease.

     (f) Sublessor shall not take any action to amend the Lease in any way which would have the material adverse effect on Sublessee without first obtaining the consent of Sublessee.

     (g)  Sublessor   shall   exercise  due  diligence  in  seeking   Landlord's
performance of its obligations under the Lease for the benefit of Sublessee.

     10. Default and Remedies. If Sublessee shall default in fulfilling any of the terms, covenants or agreements hereof or of the Lease, and (i) in the case of a monetary default, such default continues for a period of five (5) business days after Sublessee's receipt of written notice thereof, and (ii) in the case of a non-monetary default, such default continues for a period of fifteen (15) days after Sublessee's receipt of written notice thereof, or such longer period as may be necessary if such default cannot reasonably be cured within fifteen
(15) days, provided that Sublessee commences to cure such default within fifteen
(15) days and thereafter proceeds to diligently complete the same, Sublessor may give Sublessee three (3) days' written notice of intention to end the term of this Sublease, and at the end of said period, the Sublease Term shall expire with the same effect as if that day were the date hereinbefore set forth for the expiration of the Sublease Term without a necessity of re-entry or any other act on Sublessor's part, any requirement for any other act or notice by Sublessor being hereby waived by Sublessee. If the Sublease is terminated, Sublessee shall be and remain liable to Sublessor for damages as hereinafter provided and Sublessor shall be entitled to recover forthwith from Sublessee as damages an amount equal to the total of; (i) all sums remaining unpaid at the time of termination of the Sublease, and (ii) the amount of all other sums that would have been payable hereunder if the Sublease had not been terminated, less the net proceeds, if any, of any reletting of the Leased Premises, after deducting all of Sublessor's reasonable expenses in connection with such reletting. No provisions of the Sublease shall limit or prejudice the right of Sublessor to prove or obtain as liquidated damages by reason of any termination of the Sublease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount referred to above.

     11. Notices. All notices permitted or required by this Sublease or the Lease shall be in writing and personally delivered or sent by certified or registered mail, postage prepaid, to Landlord at the address and in the manner set forth in the Lease and to Sublessor and Sublessee at the following addresses:

IF TO SUBLESSOR:
                                            Zero Stage Capital
                                            101 Main Street, 17th Floor
                                            Cambridge, MA  02142
                                            Attn:  Brian Johnson

     With a copy to:                        Brown, Rudnick, Freed & Gesmer, P.C.
                                            One Financial Center
                                            Boston, MA  02111
                                            Attn:  Gregg B. Cosimi, Esq.

IF TO SUBLESSEE PRIOR TO                    KERYX BIOPHARMACEUTICALS
COMMENCEMENT DATE:                          PMB 318
                                            One Kendall Square
                                            Building 600
                                            Cambridge, MA  02139
                                            Attn:  Robert Gallahue

AFTER THE COMMENCEMENT DATE:                KERYX BIOPHARMACEUTICALS, INC.
                                            101 Main Street, 17th Floor
                                            Cambridge, MA  02142
                                            Attn.:  Robert Gallahue

     With a copy to:                        Hale and Dorr LLP
                                            60 State Street
                                            Boston, MA  02109
                                            Attn:  Katharine E. Bachman, Esq.

or at such other address as a party shall designate.

     12. Consent of Landlord. This Sublease is subject to, and conditioned upon, Sublessor obtaining the prior written consent of Landlord ("Landlord's Consent") to this Sublease. Sublessor shall use diligent good faith efforts to obtain Landlord's Consent to this Sublease. If Landlord's Consent is not received on or before July 15, 2001, Sublessor and Sublessee shall have the right, upon giving three days' written notice to the other party, to terminate this Sublease. In such an event, this Sublease shall automatically terminate, all parties are automatically released from any liability under this Sublease and all payments, if any, made by Sublessee to Sublessor together with any security deposited pursuant to this Sublease shall be refunded and returned by Sublessor to Sublessee.

     13. Indemnification. Sublessee, its employees, agents or invitees shall not commit or suffer any act or omission that will violate any of the provisions of this Sublease or the Lease. If the Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease; provided however, that if the Lease terminated as a result of a default or breach by Sublessee under this Sublease and/or the Lease, the Sublessee shall indemnify and hold Sublessor harmless from and against any and all damage, cost, expense or claim suffered by Sublessor as a result of such termination. Sublessor, its employees, agents or invitees shall not commit or suffer any act or omission that will violate any of the provisions of this Sublease or the Lease. If the Lease terminates as a result of a default or breach by Sublessor under this Sublease and/or the Lease, the Sublessor shall indemnify and hold Sublessee harmless from and against any and all damage, cost, expense or claim suffered by Sublessee as a result of such termination. If the Lease gives Sublessor a right to terminate the Lease in the event of the partial or total damage, destruction, or condemnation of the Leased Premises or the Building or Project of which the Subleased Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

     14. Insurance. At all times during the term of this Sublease Sublessee shall carry and maintain, at Sublessee's expense, insurance in the amounts and with the coverages required under the Lease from time to time. All policies of insurance provided for herein shall name Landlord and Sublessor as an additional insured. Certificates of such insurance shall be delivered to Sublessor or Landlord upon request. All such policies shall provide that they may not be terminated or amended except after thirty (30) days written notice thereof to Landlord and Sublessor. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in addition to that which Sublessor or Landlord may carry.

     15. Indemnification Generally. Sublessee shall indemnify and hold harmless Sublessor, and Sublessor's employees and agents from and against any and all claims arising from Sublessee's use of the Subleased Premises, or from the conduct of Sublessee's business or from any activity, work or things done, permitted or suffered by Sublessee in or about the Subleased Premises and shall further indemnify and hold harmless Sublessor and Sublessor's employees and agents from and against any and all claims arising from any breach or default in the performance of any obligation on Sublessee's part to be performed under the terms of the Sublease, arising from any negligent or wrongful act or omission of the Sublessee, or Sublessee's agent, contractors, employees, or invitees, and from and against all cost, reasonable attorney fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon.

     16. Surrender of Leased Premises. At the end of the Sublease Term or upon sooner termination of this Sublease, Sublessee shall peaceably deliver up to Sublessor possession of the Subleased Premises in the same condition as received, reasonable wear and tear excepted. Sublessee shall, at its sole cost and expense, thoroughly clean the Subleased Premises to deliver the Subleased Premises to Sublessor in the same condition as received. If Sublessee is not in default, Sublessee may remove from the Subleased Premises any trade fixtures, movable equipment and furniture placed therein by Sublessee. Whether or not Sublessee is in default, hereunder, Sublessee shall remove at the expiration of the Term such alterations, additions, improvements, trade fixtures, equipment and furniture placed therein by Sublessee as Sublessor shall require at the time of Sublessor consent to alterations, additions, improvements, or with respect to alterations, additions and improvements not requiring Sublessor's consent hereunder upon, as Sublessor requires by written notice to Sublessee at least 30 days prior to the expiration of the term. Sublessee shall fully repair any damage occasioned by the removal of any such trade fixtures, equipment, furniture, alterations, additions and improvements. Sublessee's obligation to observe and perform this covenant shall survive the expiration or other termination of this Sublease.

     17. Estoppel  Certificate.  Sublessee shall,  from time to time, within ten
(10) days after Sublessor's written request therefore, deliver to Sublessor a statement in recordable form, provided such form is reasonably satisfactory to Sublessee, certifying that this Sublease is in full force and effect, this Sublease is unmodified, or if modified, stating any such modifications, that there are no defenses or offsets to the Sublease by, Sublessee, or stating such defenses or offsets as are claimed by Sublessee, that Sublessor is not in default hereunder or specifying any defaults by Sublessor that Sublessee alleges, and specifying any further information about the Sublease or the Subleased Premises that Sublessor may reasonably request. Failure to deliver such certificate at such time shall be a material default by Sublessee. Sublessee agrees such certificates may be relied upon by perspective purchasers, mortgages or lessors of the Subleased Premises.

     18. Holding Over. If Sublessee remains in possession of the Subleased Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month and not a renewal or extension of this Sublease, upon all the provisions of this Sublease pertaining to the obligations of Sublessee, except that the rent payable for such hold over period shall be payable monthly and shall be equal to an amount of one hundred fifty (150%) percent of the amount of monthly rent payable by Sublessee immediately prior to such hold over period. Nothing contained herein shall restrict or prohibit Sublessor from treating Sublessee as a trespasser and evicting Sublessee by means of an unlawful detainer or other applicable proceeding.

     19. Subordination and Attornment. This sublease shall be subordinate to all ground leases, underlying leases, mortgages, deeds of trust as other encumbrances, and any and all conditions, renewals, extensions, modifications, consolidations and replacements of any or all of the foregoing, now or hereafter affecting such leases or all or any portion of the Subleased Premises (except to the extent any such instruments shall expressly provide that this Sublease is superior thereto). This clause shall be self operative and no further instrument of subordination shall be required in order to effectuate it. Nevertheless, Sublessee shall execute and deliver promptly any certificate or other assurance in confirmation of such subordination requested by any lessor, mortgagee or by Sublessor or Landlord provided, however, that Sublessee shall not be required to deliver any such certificate or other insurance until such time as Sublessee has received a non-disturbance agreement from the party requesting such certificate or other insurance. In the event any proceedings are brought under any ground or underlying lease or for the foreclosure of any mortgage, deed of trust or other encumbrance to which this Sublease is subject and subordinate, Sublessee shall, upon request of the party incurring to the interest of Sublessor or Landlord as a result of such proceedings, automatically attorn to and become the tenant of such party in interest without change in the terms of this Sublease. Sublessee when requested by such party in interest shall, execute and deliver any instruments confirming such attornment.

     19. Attorneys' Fees. If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees from the non-prevailing party.

     20. Binding Effect. The Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. In the event of any conflict between the terms of the Lease and the terms of this Sublease, the terms of this Sublease shall control.

     21. Broker. Sublessee and Sublessor mutually represent and warrant that they have dealt with no broker in connection with this transaction except for Cushman & Wakefield and Trammell Crow Company (collectively, the "Brokers"). Each agrees to defend, indemnify and save the other harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by any broker or agent other than the Brokers, with respect to the indemnifying party's dealings in connection with this Sublease. Sublessor shall pay the commission due to the Brokers.

     22. Signage. Sublessee shall have the right to install a sign identifying Sublessee's name at the main entrance to the Subleased Premises.

                         [SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Sublease on this 20th day of June, 2001.


                                           SUBLESSOR:
                                           ZERO STAGE CAPITAL

                                           By: /s/ Brian M. Johnson
                                               --------------------
                                                   Print Name: Brian M. Johnson
                                                   Title:CFO

                                           SUBLESSEE:
                                           KERYX BIOPHARMACEUTICALS, INC.

                                           By: /s/ Bob Gallahue
                                               ----------------
                                                   Print Name: Bob Gallahue
                                                   Title:CFO & Treasurer

Consented and agreed to by:

LANDLORD:
GERALD D. HINES INTERESTS

By:
   --------------------------
      Print Name:
      Title:

                                   EXHIBIT "A"


                         Description of Leased Premises




                                      -A1-

                                   EXHIBIT "B"


                        Description of Subleased Premises




                                      -B1-

                                   EXHIBIT "C"

                                List of Furniture



                                      -C1-